EXHIBIT D


                         NOTICE OF WITHDRAWAL OF TENDER


                             Regarding Interests in

                     ADVANTAGE ADVISERS ALYESKA FUND, L.L.C.


                   Tendered Pursuant to the Offer to Purchase
                             Dated October 15, 2003


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                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
           RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON
          WEDNESDAY, NOVEMBER 12, 2003, UNLESS THE OFFER IS EXTENDED.
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          COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN OR DELIVER TO:

                                    PFPC Inc.
                                  P.O. Box 220
                               Claymont, DE 19703

                              Attn: Angela C. Carn


                           For additional information:

                              Phone: (888) 697-9661
                                     (866) 306-0232

                              Fax:   (302) 791-3105
                                     (302) 793-8132



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


                    ADVANTAGE ADVISERS ALYESKA FUND, L.L.C.



Ladies and Gentlemen:

         The undersigned wishes to withdraw the tender of its limited liability company interest in ADVANTAGE ADVISERS ALYESKA FUND, L.L.C. (the "Fund"), or the tender of a portion of such interests, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________.

Such tender was in the amount of:

         [_]   Entire limited liability company interest.

         [_] Portion of limited liability company interest expressed as a specific dollar value.

                                    $ __________________

         [_] Portion of limited liability company interest in excess of the Required Minimum Balance.

         The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S).

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FOR INDIVIDUAL INVESTORS                      FOR OTHER INVESTORS:
AND JOINT TENANTS:


--------------------------------------------- ------------------------------------------
Signature                                     Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


--------------------------------------------- ------------------------------------------
Print Name of Investor                        Signature
                                              (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                              ON SUBSCRIPTION AGREEMENT)


--------------------------------------------- ------------------------------------------
Joint Tenant Signature if necessary           Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


--------------------------------------------- ------------------------------------------
Print Name of Joint Tenant                    Co-signatory if necessary
                                              (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                               ON SUBSCRIPTION AGREEMENT)


                                              ------------------------------------------
                                              Print Name and Title of Co-signatory


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

Date:
      ---------------------------





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